FIRST AMENDMENT AND WAIVER AGREEMENT

     FIRST AMENDMENT AND WAIVER AGREEMENT (this "Agreement"), dated as of May 16, 2002, between TIFFANY & CO., a Delaware corporation (together with its successors and assigns, the "Company") and each of the Persons holding one or more Notes (defined below) on the Effective Date (defined below) (collectively, the "Noteholders"), with respect to those certain separate Note Purchase Agreements, each dated as of December 30, 1998 (collectively, as amended from time to time and as in effect immediately prior to giving effect to this
Agreement, the "Note Purchase Agreement" and, as amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the "Amended Note Purchase Agreement"), between the Company and each of the Persons listed on Schedule A thereto (collectively, the "Purchasers"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Note Purchase Agreement.

                                    RECITALS:

     A. Pursuant to the Note Purchase Agreement, the Company authorized, issued and sold, and the Purchasers purchased:

          (a) $60,000,000 in aggregate principal amount of the Company's 6.90% Series A Senior Notes due December 30, 2008 (as amended, restated or otherwise modified from time to time, the "Series A Notes"), and

          (b) $40,000,000 in aggregate principal amount of the Company's 7.05% Series B Senior Notes due December 30, 2010 (as amended, restated or otherwise modified from time to time, the "Series B Notes").

The Series A Notes and the Series B Notes are herein referred to, individually, as a "Note," and collectively, as the "Notes."

     B. An Event of Default may have occurred under the Note Purchase Agreement as a result of the possible failure of the Company to comply with its obligations set forth in Section 9.7 thereof.

     C. The Company has requested that the Noteholders waive the Possible Existing Event of Default (defined below) and the undersigned Noteholders are agreeable, subject to the terms and conditions set forth below, to waiving the Possible Existing Event of Default.

     D. The Noteholders are the holders of all outstanding Notes as of the date hereof.

                                   AGREEMENT:

     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders agree as follows:

SECTION 1.  WAIVER; AMENDMENT.

     1.1      Waiver.

     Subject to the satisfaction of the conditions set forth in Section 3 hereof, each of the undersigned Noteholders hereby waives its rights to take any action against the Company or any Guarantor based on any Event of Default that may have arisen out of the possible failure of the Company to comply with its obligations under Section 9.7 of the Note Purchase Agreement (the "Possible Existing Event of Default") in connection with the negotiation, execution and delivery of that certain Credit Agreement, dated as of November 5, 2001, by and among the Company, certain Subsidiaries of the Company, each of the banks that are a party thereto and The Bank of New York, as administrative agent.

     1.2 Amendments to Note Purchase Agreement.

          The Note Purchase Agreement is hereby amended in the manner specified in Annex 1 to this Agreement.

     1.3 Affirmation of Obligations under Note Purchase Agreement and Notes.

     The Company hereby acknowledges and affirms all of its obligations under the terms of the Note Purchase Agreement, the Notes and each of the other Financing Documents to which it is a party. The execution, delivery and effectiveness of this Agreement shall not be deemed, except as expressly provided herein, (i) to operate as a waiver of any right, power or remedy of any of the Noteholders under the Note Purchase Agreement, the Notes or the other Financing Documents, nor constitute a waiver of any provision thereunder, or
(ii) to prejudice any rights which any Noteholder now has or may have in the future under or in connection with the Amended Note Purchase Agreement, the Notes or any other Financing Documents or under applicable law. Except as specifically set forth above, all terms and conditions of the Note Purchase Agreement, the Notes and the other Financing Documents shall remain unchanged and in full force and effect.

SECTION 2.  WARRANTIES AND REPRESENTATIONS.

     To induce the Noteholders to enter into this Agreement, the Company represents and warrants to each of the Noteholders that as of the Effective Date (as hereinafter defined):

     2.1 Corporate and Other Organization and Authority.

          (a) The Company and each Guarantor is a corporation duly organized, validly existing and in good standing (to the extent that such concept is applicable) under the laws of its jurisdiction of organization,and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

          (b) the Company has the  requisite  corporate  power and  authority to
     execute  and  deliver  this  Agreement  and  to  perform  its   obligations
     hereunder.

     2.2 Authorization, etc.

     This Agreement has been duly authorized by all necessary corporate action on the part of the Company. Each of this Agreement, the Amended Note Purchase Agreement, the Guaranty Agreement and each other Financing Document constitutes a legal, valid and binding obligation of the Company or the Guarantors, as applicable, enforceable, in each case, against such Person or Persons in accordance with its terms, except as such enforceability may be limited by

          (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and

          (ii)  general   principles  of  equity  (regardless  of  whether  such
     enforceability is considered in a proceeding in equity or at law).

     2.3 No Conflicts, etc.

     The execution and delivery by the Company of this Agreement and the performance by the Company and the Guarantors of their respective obligations under each of this Agreement, the Amended Note Purchase Agreement, the Guaranty Agreement, and the other Financing Documents to which they are a party, as the case may be, do not conflict with, result in any breach in any of the provisions of, constitute a default under, violate or result in the creation of any Lien upon any property of the Company or any Subsidiary under the provisions of:

          (a) any charter document, constitutive document, agreement with shareholders or members, bylaws or any other organizational or governing agreement of the Company or any Subsidiary;

          (b) any agreement, instrument or conveyance by which the Company or any Subsidiary or any of their respective properties may be bound or affected; or

          (c) any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which the Company or any Subsidiary or any of their respective properties may be bound or affected.

     2.4 Governmental Consent.

     The execution and delivery by the Company of this Agreement and the performance by the Company and the Guarantors of their respective obligations hereunder, under the Amended Note Purchase Agreement and the Guaranty Agreement do not require any consents, approvals or authorizations of, or filings, registrations or qualifications with, any Governmental Authority on the part of the Company or any Subsidiary.

     2.5 Existence of Defaults.

     After giving effect to this Agreement, no event has occurred and no condition exists that would constitute a Default or an Event of Default under the Note Purchase Agreement.

     2.6 Identity of Noteholders.

     Annex 2 hereto sets forth (a) the names of the registered holders of the Notes reflected on the register maintained by the Company pursuant to Section
13.1 of the Existing Note Purchase Agreement and (b) the stated principal amounts of the Notes held by each such holder as reflect in said register.

     2.7 Disclosure.

     Neither the financial statements and certificates delivered to the Noteholders pursuant to the Note Purchase Agreement nor any written statement, financial statement or certificate furnished by the Company to any Noteholder in connection herewith contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact that the Company has not disclosed to the Noteholders in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have a Material Adverse Effect. The Company has delivered to each Noteholder a true and correct copy of the Bank Credit Agreement (as such term is defined on Annex 1 hereto) as in effect on the Effective Date (defined below).


SECTION 3.  CONDITIONS TO EFFECTIVENESS OF WAIVER.

     The waiver set forth in Section 1.1 of this Agreement shall not become effective unless all of the following conditions precedent shall have been satisfied in full (the date of such satisfaction being herein referred to as the "Effective Date"):

     3.1 Execution and Delivery of this Agreement.

     The Company shall have executed and delivered to each of the Noteholders an original counterpart of this Agreement.

     3.2 Warranties and Representations True.

     The warranties and representations set forth in Section 2 hereof shall be true and correct on the Effective Date.

SECTION 4.  MISCELLANEOUS.

     4.1 Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     4.2 Duplicate Originals.

     Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

     4.3 Waivers and Amendments.

     Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by each of the parties signatory hereto.

     4.4 Section Headings.

     The titles of the Sections hereof appear as a matter of convenience only, do not constitute a part of this Agreement and shall not affect the construction hereof.

     4.5 Costs and Expenses.

     Whether or not the waivers provided for herein become effective, the Company confirms its obligation under Section 15.1 of the Amended Note Purchase Agreement and
agrees that, on the Effective Date (or if an invoice is delivered subsequent to the Effective Date or if the waiver provided for herein does not become effective promptly after receiving any statement or invoice therefor), it will pay all costs and expenses of the Noteholders relating to this Agreement, including, but not limited to, the statement for reasonable fees and disbursements of the Noteholders' special counsel presented to the Company on the Effective Date. The Company will also promptly pay, upon receipt thereof, each additional statement for reasonable fees and disbursements of the Noteholder's special counsel rendered after the Effective Date in connection with this Agreement.

     4.6 Successors and Assigns.

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of the Noteholders and shall be enforceable by any successor or assign of any such Noteholder, whether or not an express assignment of rights hereunder shall have been made by such Noteholder or its successors and assigns.

     4.7 Survival.

     All warranties, representations, certifications and covenants made by the Company in this Agreement shall be considered to have been relied upon by the Noteholders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of the Noteholders.

     4.8 Part of Note Purchase Agreement; Future References, etc.

     This Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and the Notes and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Purchase Agreement and the Notes without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

     4.9 Affirmation by Guarantors.

     By acknowledging and agreeing to this Agreement, each Guarantor affirms its obligations set forth in the Guaranty Agreement.

     [Remainder of page intentionally blank; next page is signature page.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by a duly authorized officer or agent thereof.


                                        TIFFANY & CO.


                                        By: /s/ James N. Fernandez
                                           _____________________________________
                                              Name: James N. Fernandez
                                              Title:Executive Vice President and
                                                    Chief Financial Officer

Acknowledged and Agreed:

TIFFANY AND COMPANY


By: /s/ James N. Fernandez
   _____________________________________
      Name: James N. Fernandez
      Title:Executive Vice President and
      Chief Financial Officer


TIFFANY & CO. INTERNATIONAL


By: /s/ James N. Fernandez
   _____________________________________
      Name: James N. Fernandez
      Title:Executive Vice President and
      Chief Financial Officer


TIFFANY & CO. JAPAN INC.


By: /s/ James N. Fernandez
   _____________________________________
      Name: James N. Fernandez
      Title:Executive Vice President and
      Chief Financial Officer




             Signature Page to First Amendment and Waiver Agreement

Accepted and Agreed:

THE NORTHWESTERN MUTUAL
LIFE INSURANCE COMPANY


By:  /s/ Richard A. Strait
   --------------------------------------------------
         Name: Richard A. Strait
         Title:It's Authorized Representative


THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA


By:  /s/ William C. Pappas
   --------------------------------------------------
         Name: William C. Pappas
         Title:Vice President


THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES


By: /s/ Joel Serebransky
   --------------------------------------------------
         Name: Joel Serebransky
         Title:Investment Officer


AIG ANNUITY INSURANCE COMPANY, FORMERLY KNOWN AS
AMERICAN GENERAL ANNUITY INSURANCE COMPANY
THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
    By AIG Global Investment Corp., Investment Advisor

By: /s/ Lochlan O. McNew
   --------------------------------------------------
         Name: Lochlan O. McNew
         Title:Vice President


THE GUARDIAN LIFE INSURANCE
COMPANY OF AMERICA


By: /s/ Ellen I. Whittaker
   --------------------------------------------------


             Signature Page to First Amendment and Waiver Agreement

         Name: Ellen I. Whittaker
         Title:Director


TEACHERS INSURANCE AND
ANNUITY ASSOCIATION OF AMERICA


By: /s/ Cynthia P. Bush
   --------------------------------------------------
         Name: Cynthia P. Bush
         Title:Associate Director


J. ROMEO & CO.


By: /s/ Peter Coccia
   --------------------------------------------------
         Name: Peter Coccia
         Title:Partner


WOODMEN OF THE WORLD LIFE
INSURANCE SOCIETY


By: /s/ Michael J. Shay
   --------------------------------------------------
         Name: Michael J. Shay
         Title:Securities Department Manager


KNIGHTS OF COLUMBUS


By: /s/ Gregory L. Baltz
   --------------------------------------------------
         Name:Gregory L. Baltz
         Title:Asst. Supreme Secretary


             Signature Page to First Amendment and Waiver Agreement

                                     ANNEX 1

                 AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT


1. Section 9.7 of the Existing Note Purchase Agreement is deleted in its entirety.

2. Section 10.5(b) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          "(b) Incurrence of Priority Debt. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Priority Debt, unless on the date the Company or such Subsidiary becomes liable with respect to any such Priority Debt and immediately after giving effect thereto and the concurrent retirement of any other Priority Debt, (i) no Default or Event of Default would exist and (ii) Priority Debt would not exceed 15% of Consolidated Net Worth."

3. The following definition set forth on Schedule B to the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          ""Priority Debt" means, at any time, without duplication, the sum of

          (a) all then outstanding Debt secured by any Lien on any property of the Company or any Subsidiary, other than any such Debt (i) secured by Liens permitted by any one or more of clauses (a) through (i), inclusive, of Section 10.6, (ii) secured by Liens permitted by the text of Section
     10.6 prior to clause (a) thereof or (iii) owing solely to the Company or any Subsidiary, plus

          (b) all then outstanding Debt of Subsidiaries;

     provided that Priority Debt described in clause (b) above shall not include

          (i) Debt of any Subsidiary owing solely to the Company or another Subsidiary,

          (ii) Debt of an Initial Guarantor constituting Bank Direct Loan Debt;

          (iii) Debt of a Subsidiary (other than an Initial Guarantor) constituting Bank Direct Loan Debt or a Guaranty of Bank Direct Loan Debt arising under a Guaranty by a Subsidiary (other than an Initial Guarantor) so long as: (A) the Company shall have caused the Subsidiary incurring such Bank Direct Loan Debt or issuing such Guaranty (1) to deliver to each of the holders of the Notes, (x) on or


                                   Annex 1-1
     before the date such Debt was incurred or such Guaranty was entered into, in the case of any such Debt incurred or any such Guaranty entered into after the Amendment No. 1 Effective Date or (y) promptly after the Amendment No. 1 Effective Date with respect to any such Debt incurred or any such Guaranty entered into prior to the Amendment No. 1 Effective Date, a written notice designating such Bank Direct Loan Debt or such Guaranty, as the case may be, as a New Bank Obligation (a "New Bank Obligation") and
     (2) to execute and deliver a Guaranty of the Debt (a "New Note Guaranty") evidenced by the Notes, substantially in the form of the Guaranty Agreement; and (B) the Company shall have delivered to each holder of Notes
     (1) a certificate of a Senior Financial Officer, in form reasonably satisfactory to the Required Holders, to the effect that, after giving effect to such New Bank Obligation and the New Note Guaranty, such Subsidiary would not be insolvent (as such term is used in Section 548 of Title 11 of the United States Code) and would not be engaged in business or a transaction for which it has unreasonably small capital (as such term is used in Section 548 of Title 11 of the United States Code) and (2) an opinion from nationally recognized legal counsel, substantially in the form attached as Annex 3 to Amendment No. 1, as to the enforceability of such New Note Guaranty.

          (iv) Debt arising under any Guaranty by an Initial Guarantor or by any
     other   Subsidiary  who  has  issued  a  New  Note  Guaranty   meeting  the
     requirements of clause (iii)(A) and clause (iii)(B) above of

               (A) the Bank Direct Loan Debt;

               (B) Debt evidenced by the Notes;

               (C) Pari Passu Debt;

          (v) Debt constituting a New Note Guaranty; or

          (vi) (A) indebtedness for borrowed money of Tiffany & Co. Japan Inc., a Delaware corporation, under loan agreements with American Family Life Assurance Company of Columbus, Japan branch, and with The Fuji Bank Ltd., Aoyama branch, as such loan agreements may be amended, renewed or refinanced from time to time, provided that, if the amount of outstanding indebtedness under such loan agreements or successor credit or loan agreements exceeds Y 10.5 billion, only the excess will be deemed to be Priority Debt, and (B) the Guaranty by Tiffany and Company of such
     indebtedness   which  is  not  deemed  Priority  Debt."

4. The following definitions are hereby added to Schedule B of the Existing Note Purchase Agreement in their proper alphabetical order:

          ""Amendment No. 1" means the First Amendment and Waiver Agreement dated as of May ___, 2002 amending this Agreement.


                                   Annex 1-2

          "Amendment No. 1 Effective Date" means the date on which all of the conditions set forth in Section 3 of Amendment No. 1 shall have been satisfied and Amendment No. 1 shall have become effective.

          "Bank Credit Agreement" means that certain Credit Agreement, dated as of November 5, 2001, by and among the Company, certain Subsidiaries of the Company, the banks that are parties thereto, and The Bank of New York, as administrative agent, as amended or renewed from time to time, and each successor loan or credit agreement constituting the Company's primary bank credit facility, in each case as may be amended from time to time.

          "Bank Direct Loan Debt" means Debt constituting direct loans or extensions of credit under the Bank Credit Agreement in an aggregate amount not exceeding 25% of Consolidated Net Worth to (a) the Company, (b) any one or more of the Initial Guarantors or (c) any other Subsidiary if each of the conditions set forth in clause (iii) under the proviso to the definition of Priority Debt have been satisfied with respect to such other Subsidiary.

          "Initial Guarantor" means each of the Guarantors.

          "Pari Passu Debt" means any Debt of the Company (a) held by one or more institutional investors and incurred in accordance with the provisions of Section 10.5 of this Agreement after the Amendment No. 1 Effective Date or (b) evidenced by the Company's $51,500,000 7.52% Senior Notes due 2003.

          "Y" means lawful currency of Japan."


                                    Annex 1-3

                                     ANNEX 2

                          INFORMATION AS TO NOTEHOLDERS

                                                             Principal Amount of
Name                                                              Notes Held

The Northwestern Mutual Life                                     $20,000,000
Insurance Company

The Prudential Insurance Company                                 $20,000,000
of America

The Equitable Life Assurance Society                             $14,000,000
of the United States

AIG Annuity Insurance Company,                                   $ 7,000,000
formerly known as American General
Annuity Insurance Company

The Variable Annuity Life Insurance                              $ 6,000,000
Company

The Guardian Life Insurance Company                              $10,000,000
of America

Teachers Insurance and Annuity                                   $10,000,000
Association of America

Mony Life Insurance Company                                      $ 7,500,000

Woodmen of the World Life Insurance                              $ 3,500,000
Society

Knights Of Columbus                                              $ 2,000,000




                                   Annex 2-1

                                   SCHEDULE A
                                   Addressees

Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202

The Prudential Insurance Company of America
c/o The Prudential Capital Group
1114 Avenue of the Americas, 30th Floor
New York, NY 10036

The Equitable Life Assurance Society of the United States
c/o Alliance Capital Management L.P.
1345 Avenue of the Americas, 38th Floor
New York, New York  10105

American Annuity Insurance Company, formerly known
   as American General Annuity Insurance Company
c/o American General Corporation
Post Office Box 3247
Houston, Texas  77253-3247

The Variable Annuity Life Insurance Company
c/o American General Corporation
Post Office Box 3247
Houston, Texas  77253-3247

The Guardian Life Insurance Company of America
7 Hanover Square
New York, New York  10004

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York  10017-3206

MONY Life Insurance Company
1740 Broadway
New York, New York  10019

Woodmen of the World Life Insurance Society
1700 Farnam Street
Omaha, Nebraska  68102

Knights of Columbus
One Columbus Plaza
New Haven, Connecticut  06510-3326

                                   SCHEDULE B

[This Schedule B will be prepared by the Guarantor at the time of delivery of this opinion to identify for counsel the material agreements that will be reviewed by counsel.]